UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2008

CHINA FORESTRY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

Room 517, No. 18 Building
Nangangjizhoing District, High-Tech Development Zone
Harbin, Heilongjiang Province, The People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86 0451 87011257
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On April 16, 2008, the Registrant terminated Turner, Stone & Company, L.L.P. (“Turner, Stone”) as the independent registered public accounting firm for the Registrant. Turner, Stone had been the independent registered public accounting firm for the Registrant, but did not timely complete an audit of the consolidated financial statements of the Registrant and Subsidiary for the year ended December 31, 2007, and, as a result, was terminated. Turner, Stone did not finish the audit despite being given the completed financial statements and notes weeks before the due date. Turner, Stone announced that they anticipated that the earliest they could complete the audit was April 21, 2008, which was six days after the April 15, 2008 deadline, causing the Registrant to receive an “E” from FINRA’s OTCBB. It was the day after this announcement that that the Registrant terminated Turner, Stone for being completely unresponsive and failing to live up to the terms of its auditing agreement. The Registrant is considering reporting Turner, Stone to the PCAOB for the damages that they caused to the Registrant. In a “sour grapes” attempt to inflict further damage on the Registrant, they authored a SAS 112 letter to the Chief Executive Officer of the Registrant, which is summarized below, and with which the Registrant disagrees. It is important to emphasize that the SAS 112 letter was written five days after Turner, Stone was terminated, when the firm was no longer the independent registered public accounting firm for the Registrant.

The work performed on the audit by Turner, Stone prior to termination contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as set forth below. The termination of Turner, Stone was approved unanimously by the Board of Directors.

In connection with the incomplete work performed by Turner, Stone on an audit for the fiscal year ended December 31, 2007, there have been no disagreements between the Registrant and Turner, Stone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, except as set forth below, which, if not resolved to the satisfaction of Turner, Stone, would have caused Turner, Stone to make reference thereto in their report, had it been completed, on the Registrant’s financial statements for the 2007 fiscal year.

The Registrant has made the contents of this Form 8-K filing available to Turner, Stone and requested it to furnish a letter to the Securities and Exchange Commission as to whether Turner, Stone agrees or disagrees with, or wishes to clarify Registrant’s expression of its views.  Pursuant to Item 304(a)(3) of Regulation S-K, the Registrant has requested Turner, Stone to provide a copy of this letter as promptly as practicable so that the Registrant can file the letter with the Commission within ten business days after the filing of this Form 8-K with the Commission.

On April 16, 2008, the Registrant engaged Malone & Bailey, PC as its independent registered public accounting firm. The Registrant had not consulted with Malone & Bailey, PC regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant's financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issues.

Turner, Stone stated in its 5-day late SAS 112 letter that it considers the following to be deficiencies in internal control of the Registrant in connection with their incomplete audit:

-	Accounting entries for the reverse acquisition of Patriot Investment Corporation do not appear to be correctly recorded.

-	Historical accounting records for Patriot Investment Corporation are not in the direct control of the employees currently performing accounting and reporting functions.

-	It appears that the controls that would normally be expected in a system of financial accounting and control are below standards used by most issuers.

In addition, Turner, Stone stated that it believed that the following deficiencies constitute material weaknesses:

-
The Company does not appear to have personnel competent to prepare financial statements in accordance with the requirements of U.S. Generally Accepted Accounting Principles and SEC standards.  The Company sought assistance of outside accountants to prepare the financial statements and then decided to complete the reports internally.

-	Certain items appear to be improperly expensed in the drafts of the financial statements.

-	There was no documentation provided for certain material cash transactions.

-
There was no disclosure in the financial statements or the footnotes concerning the legality and distribution of a pre-merger dividend or any reference to applicable state laws in the state of incorporation.  Since the Company had a significant accumulated deficit, it appears disclosure of this transaction was required under the guidance of APB-6 paragraph 13.

-	We were also requested by counsel to assist in the preparation of the MD&A disclosures. For us to do so would be a violation of independence standards.

-	The Company had no documentation of an impairment review of its forestry licenses.

-
There appears to be ineffective oversight of the Company’s financial reporting and internal control by those charged with governance.  The Company has no audit committee and we are unaware of directors with adequate knowledge of SEC reporting requirement, with the exception of Man Ha, who was the CFO of a Bulletin Board company for years, and a director of a company listed on the Hong Kong Stock Exchange.

CONCLUSION

The Registrant disagrees with all of Turner, Stone’s belated recitals of deficiencies in internal control and material weaknesses. We believe that they are an after-the-fact justification by an accounting firm that was fired for their inability to complete a timely audit.  As mentioned above, the Registrant is considering a complaint with the PCAOB. It is worth noting that Turner, Stone was recently terminated from another company that Malone & Bailey took over for, and such company had recently engaged in a reverse merger in Harbin, People’s Republic of China, not unlike the Registrant. Turner, Stone thus has been fired by two similarly situated Chinese clients in the past 6 weeks for similar forms of incompetence. Turner, Stone’s belated SAS 112 letter is a weak attempt to cover its own failings.

After its engagement as independent registered public accounting firm for the Registrant, Malone & Bailey, PC has informed us that in their opinion most of Turner, Stone’s comments lack merit. Malone & Bailey, PC will address those points with the Registrant that it deems to have merit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Forestry, Inc.

By:     /s/ Yuan Tian
---------------------------------------
Yuan Tian, Chief Executive Officer

DATED:  April 22, 2008